AMENDMENT AND EXCHANGE AGREEMENT

AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of December 22, 2008, by and among DigitalFX International, Inc., a Florida corporation, with headquarters located at 3035 East Patrick Lane, Suite 9, Las Vegas, NV 89120 (the “Company”), and _______________________________________ (the “Investor”).

WHEREAS:

A.           The Company, the Investor and certain other investors (the “Other Investors”, and collectively with the Investor, the “Investors”) are parties to that certain (i) Securities Purchase Agreement, dated as of November 29, 2007 (the “Existing Securities Purchase Agreement”), and (ii) Amendment and Exchange Agreement, dated as of March 24, 2008 (the “Amendment and Exchange Agreement”) pursuant to which, among other things, the Investors purchased from the Company (i) senior secured convertible notes (as amended from time to time, the “Existing Notes”), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms thereof, and (ii) warrants (as amended from time to time, the “Existing Warrants”), which are exercisable into shares of Common Stock.

B.           As a consequence of the occurrence of an Event of Default under the Existing Notes by reason of the occurrence of one or more Financial Covenant Failures (as defined in the Existing Notes) with respect to the Company’s fiscal quarter ended June 30, 2008, the Company, each Investor and Richard H. Kall (“Kall”) entered into Note Purchase Agreements on October 15, 2008 pursuant to which Kall purchased from the Investors, on a pro rata basis, (i) an aggregate of $350,000 of the unpaid principal amount of the Existing Notes, (ii) Existing Warrants to purchase an aggregate of 90,518 shares of the Company’s Common Stock and (iii) an aggregate of 120,000 shares of Common Stock, in consideration for, among other things, each Investor’s forbearance from enforcing, for a period of 30 days, any rights regarding redemption of the Existing Notes that may have arisen by reason of the aforementioned Financial Covenant Failures.

C.           The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things,

(i)                 the Company shall redeem in cash from the Investor a principal amount of the Existing Note equal to such Investor’s pro rata portion of $650,000 (such Investor’s “Redemption Payment Amount”), as set forth opposite such Investor’s name in column (3) on the Securities Schedule attached hereto,

(ii)                 the Company shall amend and restate a portion of such Investor’s Existing Note for a note in the form attached hereto as Exhibit A (the “Note”) with a principal amount to be determined based on when the Second Closing Date occurs (for example purposes only, the amount set forth opposite the Investor’s name in column (4) of the Securities Schedule 1 (Exhibit B1) contemplates a Closing Date of December 22, 2008 and the amount set forth opposite the Investor’s name in column (4) of the Securities Schedule 2 (Exhibit B2) contemplates a Second Closing Date of January 30, 2009, which shall be convertible into Common Stock (the “Conversion Shares”), and which principal shall also include the interest payable on (i) such Investor’s Existing Note through the Closing Date and (ii) the principal of such Investor’s Existing Note to be exchanged for the Note and Common Shares from the Closing Date through the Second Closing Date (collectively, the “2008 Interest Payment”) in an amount to be determined based on when the Second Closing Date occurs (for example purposes only, the amount set forth opposite the Investor’s name in column (7) of the Securities Schedule 2 contemplates a Second Closing Date of January 30, 2009),

(iii)                 the Company shall amend and restate a portion of such Investor’s Existing Note for that aggregate number of shares of Common Stock, set forth opposite such Investor’s name in column (5) on the Securities Schedule attached hereto (collectively, the “Common Shares”) (which aggregate number for all Investors shall be 5,149,440 (assuming a closing on December 22, 2008) Common Shares and which the parties shall deem exchanged for a portion of the Existing Note with a principal amount equal to such Investor’s pro rata portion of $600,000 as set forth opposite such Investor’s name in column (5) on the Securities Schedule attached hereto), and

(iv)                 the Company shall amend and restate a portion of such Investor’s Existing Note for  that aggregate number of shares of common stock of WoozyFly Inc. set forth opposite such Investor’s name in column (6) on the Securities Schedule attached hereto (collectively, the “WoozyFly Shares”) (which aggregate number for all Investors shall be 5,520,000 WoozyFly Shares and which the parties shall deem exchanged for a portion of the Existing Note with a principal amount equal to such Investor’s pro rata portion of $800,000 as set forth opposite such Investor’s name in column (6) on the Securities Schedule attached hereto).

D.           The amendment and restatement of the Existing Note for the Note and the Common Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

E.           To maintain compliance with listing requirements, the issuance and/or listing of new shares of Common Stock (as a listed class) by the Company as contemplated by this Agreement must be pre-approved by the American Stock Exchange (“AMEX”) based on an application for additional listing (the “AMEX Approval”), and such application was submitted by counsel to the Company on December 15, 2008 with a petition for expedited review.

F.           Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Securities Purchase Agreement or the Amendment and Exchange Agreement, as applicable.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.	REDEMPTION OF EXISTING NOTE; INTEREST PAYMENT; AMENDMENT AND RESTATEMENT OF EXISTING NOTE; ISSUANCE OF COMMON SHARES; EXCHANGE FOR WOOZYFLY SHARES.

(a)           Redemption.  Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing contemplated by this Agreement (the “Closing”), the Company shall redeem in cash from the Investor an amount equal to the Investor’s Redemption Payment Amount, as set forth opposite such Investor’s name in column (3) on the Securities Schedule attached hereto (it being understood and agreed that such Redemption Payment Amount satisfies the Installment Amounts (as defined in the Notes) due November 1, 2008 and December 1, 2008).  The Parties hereby further agree and acknowledge that the Investor’s Redemption Payment Amount shall not and does not constitute a commission or other remuneration paid or given, directly or indirectly, in connection with the exchange of the Investor’s Existing Note for the Note, Common Shares and WoozyFly Shares pursuant to the terms of Section 1(b).

(b)           Amendment and Restatement of Existing Note.  Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the Closing or the Second Closing (as defined below) (as applicable), (i) the Investor shall surrender to Stubbs (as defined below) its Existing Note, (ii) the Company shall issue and deliver to the Investor (A) a Note in the principal amount to be determined based on when the Second Closing Date occurs (for example purposes only, the amount set forth opposite the Investor’s name in column (4) of the Securities Schedule 2 contemplates a Second Closing Date of January 30, 2009) and (B) promptly after (and in no event, later than three (3) business days after) receipt of the AMEX Approval regarding listing the Common Shares on AMEX, the number of Common Shares as is set forth opposite the Investor’s name in column (5) on the Securities Schedule 1 as adjusted and (iii) the Company shall transfer to the Investor the number of WoozyFly Shares as is set forth opposite the Investor’s name in column (6) on the Securities Schedule 1, and shall deliver to the transfer agent of WoozyFly Inc., within three (3) Business Days of the Closing Date, all documents necessary to enable the transfer agent of WoozyFly Inc. to deliver to the Investor certificates registered in the Investor’s name representing number of WoozyFly Shares as is set forth opposite the Investor’s name in column (6) on the Securities Schedule 1.

(c)           Closing Date.  The date and time of the Closing (the “Closing Date”) shall be 1:00 p.m., New York Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such other time and date as is mutually agreed to by the Company and the Investor).

2.	AMENDMENTS TO TRANSACTION DOCUMENTS.

(a)           Reaffirmation.  The Company hereby confirms and agrees that, except as otherwise expressly provided herein:

(i)           the Existing Securities Purchase Agreement, the Amendment and Exchange Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by the Amendment and Exchange Agreement and this Agreement and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by the Amendment and Exchange Agreement and this Agreement.  REFERENCES TO NOTES IN ALL TRANSACTION DOCUMENTS MEANS NOTES UNDER THIS AGREEMENT;

(ii)           to the extent that the Existing Securities Purchase Agreement, as amended by the Amendment and Exchange Agreement and this Agreement, or any other Transaction Document purports to assign or pledge to the Collateral Agent for the Buyers and the holders of the Securities, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Existing Notes and any other existing Transaction Document, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the Notes and no additional filing is required to be made in order to maintain the perfection of the security interest in, or lien, on such collateral; and

(iii)           the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Collateral Agent or the Investors under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.

(b)           Amendment to Transaction Documents.  Each of the Transaction Documents is hereby amended as follows:

(i)           All references to “Notes” shall be amended to mean the Notes as defined in this Agreement.

(ii)           The defined term “Transaction Documents” is hereby amended to include this Agreement.

(iii)           The defined term “Securities” is hereby amended to include the Common Shares.

(c)           Amendment to Amendment and Exchange Agreement.  Each of Section 4(d), Section 4(e) and Section 4(h) of the Amendment and Exchange Agreement is hereby amended in its entirety to read as follows:

“Intentionally omitted.”

3.	REPRESENTATIONS AND WARRANTIES

(a)           Investor Bring Down.  The Investor hereby represents and warrants to the Company with respect to itself only as set forth in Section 2 of the Existing Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.  Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby.

(b)           Company Bring Down.  Except as set forth in the Disclosure Schedules to the Existing Securities Purchase Agreement as amended as of the date hereof and attached as Exhibit C, the Company hereby represents and warrants to the Investor as set forth in Section 3 of the Existing Securities Purchase Agreement, as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.  Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, references therein to “Closing Date” being deemed references to the Closing Date as defined in Section 1(c) above, and references to “the date hereof” being deemed references to the date of this Agreement.

(c)           Title to the WoozyFly Shares.  The Company hereby represents and warrants to the Investor that the Company is the lawful owner of the WoozyFly Shares with good and marketable title thereto, and the Company has the absolute right to sell, assign, convey, transfer and deliver the WoozyFly Shares, free and clear of all the following (collectively called “Claims”) of any nature whatsoever: security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money.  Delivery to the Investor of the WoozyFly Shares will (i) pass good and marketable title to the WoozyFly Shares to the Investor, free and clear of all Claims (assuming that the Investor is a bona fide purchaser within the meaning of Section 8-302 of the New York Uniform Commercial Code), and (ii) convey, free and clear of all Claims, any and all rights and benefits incident to the ownership of such WoozyFly Shares.

(d)           No Event of Default.  The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement, the Kall Agreement (as defined below) and the Other Agreements (as defined below), no Event of Default (as defined in the Note) shall have occurred and be continuing as of the Second Closing Date (as defined below).

(e)           Holding Period.  For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Notes (including the corresponding Conversion Shares) may be tacked onto the holding period of the Existing Notes and (ii) the Common Shares may be tacked onto the holding period of the Existing Notes, and the Company agrees not to take a position contrary to this Section 3(e).  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue to the Investor Conversion Shares and Common Shares that are freely tradable on an Eligible Market without restriction and not containing any restrictive legend without the need for any action by the Investor; provided, however, that to the extent the representation and warranty of the Investor in Section 3(g) of this Agreement does not continue to be accurate on the date of such issuance and during the preceding three-month period (except for purposes of this proviso, references in Section 3(g) to “the date hereof” shall be deemed to be references to “the date of such issuance”), the trading of such shares shall be subject to compliance with Rule 144.

(f)           Investor Status.  As of the date hereof (immediately prior to giving effect to the transactions contemplated by this Agreement) and during the preceding three-month period, such Investor, together with any other person with whom such Investor must aggregate sales under Rule 144, does not, and has not, (i) beneficially owned in excess of 10% of the Common Stock, (ii) appointed any member to the board of directors of the Company or (iii) participated in the management or daily operations of the Company.

(g)           Shell Company Status. The Company has complied with all of the requirements set forth in Rule 144(i)(2).

4.	CERTAIN COVENANTS AND AGREEMENTS; WAIVER

(a)           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K, which the Collateral Agent shall have approved prior to its release and filing, describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents not previously filed (including, without limitation, the form of this Agreement, the Kall Agreement (as defined below), the form of the Notes (and the schedules thereto) and the Kall Note (as defined below)) (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its or their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor.  If the Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof.  The Company shall, within five (5) Trading Days (as defined in the Notes) of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of  the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing (other than as is required by applicable law or regulations), announcement, release or otherwise.

(c)           Waiver.  Effective as of the Second Closing, the Investor hereby irrevocably waives forever any past, present and future claims it might be entitled to against the Company as a result of a failure to meet any and/or all of the Financial Covenants (as defined in the Existing Note) prior to the Second Closing.  For the avoidance of doubt, the Investor does not waive any rights it has under the Note being issued pursuant to this Agreement.

(d)           Right of Repurchase.

(i)           For the one-year period commencing on the Closing Date and ending at 5:00 p.m., New York City time, on the date immediately prior to the first anniversary thereof (the “Repurchase Period”), the Company shall have the right (but not the obligation) to repurchase, at a per share price of $0.1747 (900,000/5,149,440) (the “Repurchase Price”), any or all of the Common Shares issued to the Investor (the “Repurchase Right”); provided that the Repurchase Right shall not (i) restrict in any way the Investor’s right or ability to transact in, sell or dispose of the Common Shares at any time or (ii) apply to any Common Shares sold by the Investor prior to the Investor receiving the notice described in Section 4(d)(ii) below.  Each exercise of the Repurchase Right shall be done pro rata among the Investors based on the number of Common Shares issued by the Company; provided that if any Investor has less than its pro rata share of Common Shares available for repurchase, the shortfall shall be made up by the other Investors pro rata based on the number of Common Shares issued to such remaining Investors by the Company (subject again to this proviso, if necessary).

(ii)           The Company shall exercise the Repurchase Right by written notice delivered to the Investor prior to the expiration of the Repurchase Period, which notice shall set forth the date on which the repurchase is to be effected (which date shall be at least five Business Days, but no more than ten Business Days, from the date notice is delivered).  The Company may not deliver more than one such notice to the Investor in any 30-day period.  The Investor shall deliver the certificate(s) representing the Common Shares to be repurchased, properly endorsed for transfer, to the Company prior to the close of business on the date specified for the repurchase.  The Company shall, concurrently with the receipt of such certificate(s), pay to the Investor the aggregate Repurchase Price for the Common Shares repurchased.  Payment shall be made via wire transfer of immediately available funds to an account designated by the Investor.

(e)           Fees and Expenses.  [The Company shall reimburse the Investor, in the maximum aggregate amount of $5,000 for its legal and due diligence fees and expenses in connection with the preparation and negotiation of this Agreement and the transactions contemplated thereby by paying any such amount to Schulte Roth & Zabel LLP (the “Investor Counsel Expense”).  The Investor Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated.]  Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(f)           The Company shall deliver to the Company’s transfer agent, with a copy to the Investor, promptly after (and in no event, later than three (3) Business Days after) the earlier of (i) the Company’s receipt of the AMEX Approval and (ii) the Company’s Common Stock being listed on the OTC Bulletin Board, Irrevocable Transfer Agent Instructions in the form of Exhibit G attached hereto.

(g)           The Company shall not take the position that the Investor is an affiliate of the Company for purposes of the 1933 Act or the rules promulgated thereunder as a result of the transactions contemplated by this Agreement.

(h)           The Company acknowledges and agrees that the Exercise Price (as defined in the Existing Warrants) of the Existing Warrants will, by the terms thereof, be reduced to $0.24 as a result of the transactions contemplated by this Agreement.

(i)           Listing.  If the Common Stock is suspended from trading or fails to be listed on the Principal Market for a period of five consecutive Trading Days, the Company shall use its best efforts to list the Common Stock on an Eligible Market as soon as practicable thereafter.

(j)           AMEX Approval.  The Company shall use its best efforts to obtain the AMEX Approval no later than January 30, 2009.  In the event that the AMEX Approval is not obtained by such date, the Company shall use its best efforts to have the Common Stock listed on the OTC Bulletin Board and consummate the Second Closing as soon as practicable thereafter, but in no event later than the close of business (PST) on February 13, 2009.

(k)           Forbearance.  The Investor hereby covenants and agrees that, until the close of business (PST) on February 13, 2009, it shall forbear from taking, or causing any other Person to take, any action to enforce any rights that either of them may have, individually or together with the Other Investors, as a result of any Event of Default that has occurred or may occur prior to such date with respect to Company’s failure to satisfy one or more Financial Covenants set forth in the Existing Notes.

(l)           Standstill.  The Company shall not issue or commit to issue any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than those set forth in the Disclosure Schedules attached as Exhibit C) to any third party until after the Second Closing.

5.	CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a)           The Investor shall have executed this Agreement and delivered the same to the Company.

(b)           The Investor shall have delivered to Stubbs, Alderton & Marlikes LLP, the Company’s counsel (“Stubbs”), the Investor’s Existing Note to Stubbs to be held in escrow pending the Second Closing, at which time it shall be delivered to the Company for cancellation.

(c)           The representations and warranties of the Investor shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

6.	CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed this Agreement and delivered the same to the Investor.

(b)           The Company shall have delivered to the Investor its Redemption Payment Amount (plus, in the case of Portside Growth and Opportunity Fund, the amounts due pursuant to Section 4(e) hereof).

(c)           The Company shall have delivered to the Investor the WoozyFly Shares being transferred to such Investor at the Closing.

(d)           Each of the Other Investors shall have (i) executed agreements identical to this Agreement (the “Other Agreements”) (other than proportional changes (the “Proportionate Changes”) in the numbers reflecting the different dollar amount of such Investor’s Notes, the number of Common Shares being issued to such Investor and the number of WoozyFly Shares being issued to such Investor and Section 4(e)), (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered their Existing Notes to Stubbs to be held in escrow pending the Second Closing, at which time it shall be delivered to the Company for cancellation.

(e)           Kall shall have (i) executed an agreement in the form attached hereto as Exhibit D (the “Kall Agreement”), (ii) satisfied or waived all conditions to the closing contemplated by the Kall Agreement and (iii) surrendered his Existing Notes to Stubbs to be held in escrow pending the Second Closing, at which time it shall be delivered to the Company for cancellation in exchange for a new note in the form attached hereto as Exhibit E (the “Kall Note”).

(f)           WoozyFly Inc. shall have executed the Registration Rights Agreement relating to the WoozyFly Shares, in the form attached hereto as Exhibit F, and delivered the same to the Investor.

(g)           The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to the resolutions approving the transactions contemplated hereby as adopted by the Board in a form reasonably acceptable to the Investor.

(h)           The representations and warranties of the Company hereunder shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date (except as set forth in the Disclosure Schedules to the Existing Securities Purchase Agreement as amended as of the date hereof) as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date and after giving effect to the terms of this Agreement and the Other Agreements, no default or Event of Default shall have occurred and be continuing as of the Closing Date.  The Investor shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form attached hereto as  Exhibit H.

(i)           The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

(j)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(k)           The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

7.	TERMINATION.

In the event that the Closing does not occur on or before five (5) Business Days from the date hereof, due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party[; provided, however, if this Agreement is terminated pursuant to this Section 7, the Company shall remain obligated to reimburse the Investor for the expenses described in Section 4(e) above].  Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.

8.           SECOND CLOSING.

No more than three (3) Business Days following the earlier of (i) the Company’s receipt of the AMEX Approval and (ii) the Company’s Common Stock being listed on the OTC Bulletin Board (such date being the “Second Closing Date”), and only if the AMEX Approval or OTC Bulletin Board listing has been completed, a second Closing (the “Second Closing”) shall be held at which:

(a)           The Company shall execute and deliver to the Investor the Investor’s Note and Common Shares.

(b)           The Company shall execute and deliver to each Other Investor such Other Investor’s Notes and Common Shares.

(c)           The Company shall execute and deliver to Kall the Kall Note.

(d)           The Company shall cancel the Existing Notes of the Investor, the Other Investors and Kall.

If the Second Closing has not occurred by the close of business (PST) on February 13, 2009, the Company shall cause Stubbs to return to the Investor its Existing Note in principal amount equal to the principal of the Investor’s Existing Note that was to be exchanged for the Note and Common Shares at the Second Closing.

The Company shall file a Current Report on Form 8-K announcing the Second Closing on or before 8:30 a.m., New York City time, on the first Business Day following the Second Closing.

Notwithstanding anything to the contrary set forth in this Agreement, the Existing Note shall be deemed to be outstanding for all purposes with respect to the principal amount to be exchanged for the Note and the Common Shares until the Second Closing shall have occurred.

9.           MISCELLANEOUS.

(a)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h)           Entire Agreement; Effect on Prior Agreements; Amendments.  Except for the Transaction Documents in effect prior to this Agreement (to the extent any such Transaction Document is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Existing Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents, including through any agreement that is not identical to this Agreement, except as set forth in the Transaction Documents.  In the event that the Company enters into any such agreement with more favorable terms than those set forth in this Agreement and the documents contemplated hereby, the Investor shall be granted the benefit of such more beneficial terms.

(i)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

DigitalFX International, Inc.
3035 East Patrick Lane, Suite 9
Las Vegas, Nevada 89120
Facsimile:(702) 938-4052
Attention:  Abraham Sofer, Esq.

If to the Investor, to its address and facsimile number set forth in the Securities Schedule attached hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes).  The Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

(k)           Survival.  Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing.

(l)           Remedies.  The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m)           Indemnification.  In consideration of the Investor’s execution and delivery of the Transaction Documents, acquiring the Securities thereunder and entering into this Agreement and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by the Investor pursuant to Section 4(b), or (iv) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(m) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(n)           Independent Nature of Investor’s Obligations and Rights.  The obligations of the Investor under any Transaction Document (including this Agreement) are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to the obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Investor and Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and the Investor confirms that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

DIGITALFX INTERNATIONAL, INC.

By:
Name: Abraham Sofer Title: President

[Signature Page to Amendment and Exchange Agreement]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

INVESTOR:

By:
Name: Title:

[Signature Page to Amendment and Exchange Agreement]

EXHIBIT A

FORM OF SECOND AMENDED AND RESTATED NOTE

EXHIBIT B1
SECURITIES SCHEDULE 1

(1)	(2)	(3)	(4)	(5)	(6)	(7)

Investor	Address and Facsimile Number	Redemption Payment Amount	Aggregate Principal Amount of Second Amended and Restated Notes	Number of Common Shares	Number of WoozyFly Shares	2008 Interest Payment

Portside Growth and Opportunity Fund	c/o Ramius LLC 599 Lexington Ave., 20th Floor New York, New York 10022 Attention: Jeffrey Smith Owen Littman Facsimile: (212) 201-4802 (212) 845-7986 Telephone: (212) 845-7955 (212) 201-4841 Residence: Cayman Islands	$464,285.71	$408,767.15	3,678,172	3,942,857	$51,624.30

Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th St, 27th Floor New York, NY 10019 Attn: Ari J. Storch / Adam J. Chill Tel: 212-287-4720 Fax: 212-751-0755 Residence: Cayman Islands	$139,285.71	$122,630.15	1,103,451	1,182,857	$15,487.29

Iroquois Master Fund, Ltd.	641 Lexington Avenue 26th Floor New York, New York 10022 Attention: Joshua Silverman Facsimile: (212) 207-3452 Telephone: (212) 974-3070 Residence: Cayman Islands	$46,428.57	$40,876.72	367,817	394,286	$5,162.43

TOTAL		$650,000.00	$572,274.02	5,147,440	5,520,000	$72,274.02

EXHIBIT B2 SECURITIES SCHEDULE 2

(1)	(2)	(3)	(4)	(5)	(6)	(7)

Investor	Address and Facsimile Number	Redemption Payment Amount	Aggregate Principal Amount of Second Amended and Restated Notes	Number of Common Shares	Number of WoozyFly Shares	2008 Interest Payment

Portside Growth and Opportunity Fund	c/o Ramius LLC 599 Lexington Ave., 20th Floor New York, New York 10022 Attention: Jeffrey Smith Owen Littman Facsimile: (212) 201-4802 (212) 845-7986 Telephone: (212) 845-7955 (212) 201-4841 Residence: Cayman Islands	$464,285.71	$432,678.63	3,690,748	3,942,857	$75,535.77

Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th St, 27th Floor New York, NY 10019 Attn: Ari J. Storch / Adam J. Chill Tel: 212-287-4720 Fax: 212-751-0755 Residence: Cayman Islands	$139,285.71	$129,803.59	1,107,224	1,182,857	$22,660.73

Iroquois Master Fund, Ltd.	641 Lexington Avenue 26th Floor New York, New York 10022 Attention: Joshua Silverman Facsimile: (212) 207-3452 Telephone: (212) 974-3070 Residence: Cayman Islands	$46,428.58	$43,267.86	369,074	394,286	$7,553.58

TOTAL		$650,000.00	$605,750.08	5,167,046	5,520,000	$105,750.08

EXHIBIT C

DISCLOSURE SCHEDULE

EXHIBIT D

FORM OF KALL AGREEMENT

EXHIBIT E

FORM OF KALL SECOND AMENDED AND RESTATED NOTE

EXHIBIT F

FORM OF WOOZYFLY INC. REGISTRATION RIGHTS AGREEMENT

EXHIBIT G

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

EXHIBIT H

FORM OF OFFICER’S CERTIFICATE